  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-229144) on Form S-1 of Super League Gaming, Inc. of our report dated February 4, 2019, except as to Note 12, as to which the date is February 12, 2019, relating to the financial statements of Super League Gaming, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

Irvine, California
February 12, 2019